Exhibit 99.2

StarTek, Inc.

Operating Results Scorecard

As of December 31, 2008

	Q1-07	Q2-07	Q3-07	Q4-07	2007	Q1-08	Q2-08	Q3-08	Q4-08	2008
Revenue (millions)
US-Base Sites	$34.4	$35.0	$39.7	$40.2	$149.4	$37.2	$35.8	$37.7	$38.9	$149.6
US-New 08 Sites	—	—	—	—	—	3.0	5.9	9.6	13.3	31.7
Canada	23.2	23.8	23.4	25.4	95.9	24.6	23.9	21.7	20.7	90.9
Makati	—	—	—	—	—	—	—	0.1	0.6	0.6
Company Total	$57.6	$58.8	$63.2	$65.7	$245.3	$64.7	$65.6	$69.1	$73.5	$272.9

Gross Profit %
US-Base Sites	21.0%	20.8%	24.4%	24.3%	22.7%	23.0%	18.2%	18.7%	18.2%	19.5%
US-New 08 Sites	n/a	n/a	n/a	n/a	n/a	-8.7%	-0.6%	4.4%	11.7%	5.3%
Canada	7.2%	5.3%	2.7%	8.8%	6.1%	5.3%	8.1%	6.1%	1.8%	5.4%
Makati	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-977.4%	-148.8%	-215.3%
Company Total	15.5%	14.5%	16.3%	17.4%	16.0%	14.8%	12.8%	12.0%	11.0%	12.6%

FTE* - Quarterly Average
US-Base Sites	2,846	2,970	3,214	3,321	3,089	3,093	3,007	3,055	3,167	3,081
US-New 08 Sites	—	—	—	—	—	179	421	720	1,115	611
Canada	2,313	2,180	2,158	2,125	2,194	2,077	1,982	1,842	1,734	1,908
Makati	—	—	—	—	—	—	—	5	76	20
Company Total	5,159	5,150	5,372	5,446	5,282	5,349	5,410	5,622	6,092	5,620

# of Agent Seats- End of Period**
US-Base Sites	4,364	4,459	4,455	4,457	4,457	4,457	4,457	4,280	4,189	4,189
US-New 08 Sites	—	—	—	—	—	992	992	1,498	1,498	1,498
Canada	3,343	3,306	3,306	3,026	3,026	3,026	3,026	2,968	2,968	2,968
Makati	—	—	—	—	—	—	—	1,100	1,100	1,100
Company Total	7,707	7,765	7,761	7,483	7,483	8,475	8,475	9,846	9,755	9,755

Number of Sites- End of Period**
US-Base Sites	12	12	12	12	12	12	12	11	10	10
US-New 08 Sites	—	—	—	—	—	2	2	3	3	3
Canada	7	7	7	6	6	6	6	6	6	6
Makati	—	—	—	—	—	—	—	1	1	1
Company Total	19	19	19	18	18	20	20	21	20	20

*FTE is calculated by dividing agent hours paid during the period by available work hours.

(i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)

** The Company closed its facility in Petersburg, Virginia on 12/27/08.  This location is included in total seats as of December 31, 2008 because it was operating for the majority of the period.  It is excluded from the number of sites as of December 31, 2008.